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                                                                   EXHIBIT 10.26

                              ACCRUE SOFTWARE, INC.

                     SEPARATION AGREEMENT AND MUTUAL RELEASE

         This Separation Agreement ("AGREEMENT") is made by and between Accrue Software, Inc., a Delaware corporation (the "COMPANY"), and Gregory Walker ("MR. WALKER" or "EMPLOYEE").

         WHEREAS, Mr. Walker was employed by the Company pursuant to the terms of an offer letter dated March 3, 1999 (the "OFFER LETTER"); and

         WHEREAS, the Company and Mr. Walker have mutually agreed to terminate the employment relationship, to release each other from any claims arising from or related to the employment relationship and to enter into a consulting arrangement.

         NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Mr. Walker (collectively referred to as the "PARTIES") hereby agree as follows:

         1. RESIGNATION AND TERMINATION OF EMPLOYMENT. Mr. Walker and the Company acknowledge and agree that Mr. Walker resigned as Vice President and Chief Financial Officer of the Company (and as an officer and/or director of any other entity which was deemed to be an affiliate of the Company) and terminated his employment with the Company effective on April 30, 2001 (the "RESIGNATION DATE").

         2. SEPARATION BENEFITS. In consideration for the release of claims set forth below and other obligations under this Agreement, and provided this Agreement is signed by Mr. Walker and not revoked under Section 7 herein, and further provided that Mr. Walker remains in full compliance with his obligations to the Company under this Agreement, the Company agrees to provide the following separation benefits to Mr. Walker:

               (a) The Company shall make a lump-sum payment to Mr. Walker in the amount of $50,000, reduced by applicable tax withholding. This bonus payment shall be made on the Effective Date of this Agreement (as defined in Section 18 below);

               (b) Following the Termination Date, the Company shall continue to pay as severance to Mr. Walker his regular base salary for a six-month period (the "Severance Period"). Each severance payment shall be reduced by applicable tax withholding and shall be paid in accordance with the Company's regular payroll schedule and practices. The first severance payment shall be made on the first regular payroll date following the Effective Date of this Agreement;

               (c) The Company shall retain Mr. Walker as a consultant for the period from May 1, 2001 through October 31, 2001 (the "CONSULTING PERIOD"), to perform such services as may reasonably be requested in writing by the Company (the "Consulting Arrangement"). The terms of the Consulting Arrangement are more fully described in Exhibit A attached hereto;


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               (d)     If Mr. Walker accurately and timely elects to continue
his health insurance benefits under COBRA, as described in Section 3(a) below, the Company shall pay the applicable COBRA premiums through the end of the Consulting Period.

         3.    EMPLOYEE BENEFITS.


               (a) Mr. Walker continued to receive the Company's life, medical, dental and vision insurance benefits at Company expense until April 30, 2001, which date was the "qualifying event" date under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). If Mr. Walker timely and accurately elects to continue his health insurance benefits under COBRA following such date, the Company shall pay the applicable COBRA premiums through the end of the Consulting Period. Following such date, Mr. Walker has the right to continue the COBRA coverage at his own expense.

               (b) Except as otherwise provided above, Mr. Walker shall not be entitled to participate in any of the Company's benefit plans or programs offered to employees of the Company after the Resignation Date.

         4.    STOCK OPTIONS.

               (a) VESTING. Mr. Walker and the Company acknowledge and agree that Mr. Walker holds two stock options granted to him by the Company during his employment: (i) an option granted to Mr. Walker on April 29, 1999 to purchase 260,000 shares of the Company's Common Stock under the terms of the Company's 1996 Stock Plan; and (ii) an option granted to Mr. Walker on April 17, 2000 to purchase 30,000 shares of the Company's Common Stock under the terms of the Company's 1996 Stock Plan (the details of which are provided on the Options and Awards Summary attached hereto as Exhibit B) . Mr. Walker and the Company further acknowledge and agree that, in accordance with the terms of the stock option agreements issued to Mr. Walker (collectively, the "STOCK OPTION AGREEMENTS"), the options shall continue to vest and become exercisable by Mr. Walker through the end of the Consulting Period. Mr. Walker acknowledges and agrees that any vested option shares must be exercised within the time period following the end of the Consulting Period set forth in the Stock Option Agreements.

               (b) CHANGE OF CONTROL. Mr. Walker acknowledges and agrees that termination of his employment under this Agreement is not in connection with a Change of Control of the Company, as such term is defined in certain documents related to a Change of Control, including without limitation, the Offer Letter, and the Stock Option Agreements (collectively, the "CHANGE OF CONTROL DOCUMENTS"). Accordingly, in the event there is a Change of Control of the Company following the Resignation Date, Mr. Walker shall not be entitled to any of the benefits described in the Change of Control Documents.

               Except as set forth in this Section 4, the Stock Option Agreements and the Change of Control Documents, Mr. Walker acknowledges that he has no right, title or interest in or to any shares of the Company's capital stock under the Offer Letter, the Stock Option Agreements, the Change of Control Documents or any other agreement (oral or written) with the Company.


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         5.    NO OTHER PAYMENTS DUE. Mr. Walker and the Company agree that the
Company paid to Mr. Walker on or before the Resignation Date all salary, accrued PTO and other sums as were then due to Mr. Walker. By executing this Agreement, Mr. Walker hereby acknowledges receipt of all such payments as received and acknowledges that, in light of the payment by the Company of all wages due to Mr. Walker, California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provided in pertinent part as follows:

               No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

         6. RELEASE OF CLAIMS. In consideration for the obligations of both parties set forth in this Agreement, Mr. Walker and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators, parent and subsidiary corporations, predecessor and successor corporations and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

               (a) any and all claims relating to or arising from Mr. Walker's employment relationship with the Company and the termination of that relationship;

               (b) any and all claims relating to, or arising from, Mr. Walker's right to purchase, or actual purchase of shares of stock of the Company;

               (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

               (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, and the Americans with Disabilities Act of 1990;

               (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

               (f)     any and all claims for attorneys' fees and costs.

         The Company and Mr. Walker agree that the release set forth in this
Section 6 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or specified under this Agreement.


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         7.    ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Mr. Walker
acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Mr. Walker and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Mr. Walker acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Mr. Walker was already entitled. Mr. Walker further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has seven
(7) days following his execution of this Agreement to revoke the Agreement (the "Revocation Period"). This Agreement shall not be effective until the Revocation Period has expired. Nothing in this Agreement prevents or precludes Mr. Walker from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

         8. CIVIL CODE SECTION 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Mr. Walker and the Company acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Mr. Walker and the Company, being aware of said Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

         9.    EMPLOYEE COVENANTS.

               (a) GENERAL. Mr. Walker agrees that for all periods described in this Agreement, he shall continue to conduct himself in a professional manner that is supportive of the business of the Company.

               (b) CONFIDENTIAL INFORMATION. Mr. Walker represents and warrants that he has not breached his obligations to the Company under the terms of the Proprietary Information and Assignment of Inventions Agreement he executed on April 26, 1999 (the "PROPRIETARY AGREEMENT"), a copy of which is attached hereto as Exhibit C. Mr. Walker understands and agrees that his obligations to the Company under the Proprietary Agreement continue through the Consulting Period and survive the termination of his relationship with the Company under this Agreement.


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               (c)     CONFIDENTIALITY OF THIS AGREEMENT. The Parties each agree
to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "SEPARATION INFORMATION"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Separation Information to third parties, except as may be or has been disclosed in a press release and except for disclosures required by law or necessary to effectuate the terms of this Agreement. Mr. Walker understands and acknowledges that Company may be required to file a copy of this Agreement with the Securities and Exchange Commission and to disclose its terms in Company's next proxy statement. The Parties agree to take every precaution to disclose Separation Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Separation Information.

               (d) SEC REPORTING. Mr. Walker will cooperate with the Company in providing information with respect to all reports required to be filed by the Company with the Securities and Exchange Commission as they relate to required information with respect to Mr. Walker.

               (e) NONCOMPETITION. During the period from the Resignation Date through the end of the Consulting Period, Mr. Walker agrees that he shall not engage in any employment, consulting or business relationship with any company that is in competition with the Company, including without limitation the following companies: Andromedia, Inc., net.Genesis Corporation, WebTrends Corporation, Broadbase Software, Inc. and E.piphany, Inc.

         10. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Mr. Walker represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through his to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         11. NO REPRESENTATIONS. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

         12. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         13. ARBITRATION. The Parties shall attempt to settle all disputes arising in connection with this Agreement through good faith consultation. In the event no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either Party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in Contra Costa County, California before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon.


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The arbitration decision shall be final, conclusive and binding on both Parties and any arbitration award or decision may be entered in any court having jurisdiction. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties further agree that the prevailing Party in any such proceeding shall be awarded reasonable attorneys' fees and costs. This Section 13 shall not apply to the Proprietary Agreement. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

         14. INDEMNIFICATION. The Indemnification Agreement entered into by Mr. Walker and the Company on April 26, 1999, a copy of which is attached hereto as Exhibit D, shall remain in effect following the Termination Date in accordance with the terms of such agreement.

         15. ENTIRE AGREEMENT. This Agreement, and the exhibits hereto, represent the entire agreement and understanding between the Company and Mr. Walker concerning Mr. Walker's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Mr. Walker's relationship with the Company and his compensation by the Company.

         16. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Mr. Walker and the Company.

         17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of law provisions.

         18. EFFECTIVE DATE. This Agreement is effective upon the expiration of the Revocation Period described in Section 7 and such date is referred to herein as the "EFFECTIVE DATE."

         19. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         20. ASSIGNMENT. This Agreement may not be assigned by Mr. Walker or the Company without the prior written consent of the other party.
Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company without the consent of Mr. Walker.

         21. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

               (a)     they have read this Agreement;

               (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;


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               (c)     they understand the terms and consequences of this
Agreement and of the releases it contains; and

               (d) they are fully aware of the legal and binding effect of this Agreement.



         IN WITNESS WHEREOF, the Parties have executed this Separation Agreement and Mutual Release on the respective dates set forth below.

                                        Accrue Software, Inc.

Dated as of June 12, 2001               By: /s/ JEFFREY WALKER
                                            ------------------------------------
                                        Title:  CEO


                                        Gregory Walker, an individual

Dated as of June 12, 2001               /s/ GREGORY WALKER
                                        ----------------------------------------
                                        Gregory Walker



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                                    EXHIBIT A

                         TERMS OF CONSULTING ARRANGEMENT

         SCOPE OF SERVICES: Consulting and advice related to finance, merger and acquisition and business model issues.

         COMPENSATION: An hourly fee of $105, payable upon submission of monthly invoices by Mr. Walker for services rendered to the Company during the preceding month, and continued vesting of Mr. Walker's outstanding stock options.

         TERM: May 1, 2001 - October 31, 2001, subject to extension by mutual written agreement of the Company and Mr. Walker.



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                                    EXHIBIT B

                           OPTIONS AND AWARDS SUMMARY


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                                    EXHIBIT C

                            CONFIDENTIALITY AGREEMENT


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                                    EXHIBIT D

                            INDEMNIFICATION AGREEMENT